Calculation of Filing Fee Tables
S-4
UNITED COMMUNITY BANKS INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	Other	2,380,962		$ 54,502,374.39	0.0001531	$ 8,344.31
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 54,502,374.39		$ 8,344.31
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,344.31
Offering Note
[1]	The amount in the "Amount Registered" column represents the number of shares of common stock, par value $1.00 per share ("United common stock"), of United Community Banks, Inc. ("United") being registered, based upon an estimate of (x) the maximum number of shares of common stock, par value $0.01 per share ("ANB Holdings common stock"), of ANB Holdings, Inc. ("ANB Holdings") outstanding as of January 15, 2025, or issuable or expected to be cancelled or exchanged in connection with the merger of ANB Holdings with and into United, collectively equal to 1,443,007 multiplied by (y) the exchange ratio of 1.650 shares of United common stock for each share of ANB Holdings common stock. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and is calculated based upon the book value of shares of ANB Holdings common stock in accordance with Rule 457(f) under the Securities Act as follows: (a) the product of (i) $37.77, the book value per share of ANB Holdings common stock as calculated on December 31, 2024, and (ii) 1,443,007, the estimated maximum number of shares of ANB Holdings common stock to be exchanged in connection with the merger. Pursuant to Rule 457(o) of the Securities Act, the registration fee, reflected in the "Amount of Registration Fee" column, has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.